As filed with the Securities and Exchange Commission on May 29, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRAWFORD UNITED CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	34-0288470
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

10514 Dupont Avenue

Cleveland, Ohio 44108

(Address of Principal Executive Offices, including Zip Code)

AMENDED AND RESTATED 2013 OMNIBUS EQUITY PLAN

(Full Title of the Plan)

Brian E. Powers

Chairman and Chief Executive Officer

Crawford United Corporation

10514 Dupont Avenue

Cleveland, Ohio 44108

(216) 243-2614

(Name, address and telephone number, including area code,

of agent for service)

Copy to: Kristofer K. Spreen Calfee, Halter & Griswold LLP The Calfee Building 1405 East Sixth Street Cleveland, Ohio 44114 (216) 622-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☑	Smaller Reporting Company ☑
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Shares, without par value	250,000	$14.16	$3,540,000.00	$459.49

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional Class A Common Shares, without par value (“Common Shares”), of Crawford United Corporation (the “Registrant”) as may be issued or become issuable under the terms of the Registrant’s Amended and Restated 2013 Omnibus Equity Plan (the “2013 Plan”), in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.

(2)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Shares as reported on the OTC Pink marketplace on May 28, 2020, within five business days prior to filing.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 250,000 of the Class A Common Shares, without par value (“Common Shares”), of Crawford United Corporation (the “Registrant”) available for issuance under the Registrant’s Amended and Restated 2013 Omnibus Equity Plan (the “2013 Plan”), which shares became available for issuance under the 2013 Plan upon approval of the amendment and restatement of the 2013 Plan by the Registrant’s shareholders on May 10, 2019.

Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed on January 5, 2017 (Commission File No. 333-215433), registering 192,000 Common Shares for issuance under the 2013 Plan, the Registrant’s 2010 Outside Directors Stock Option Plan and the Registrant’s 2007 Outside Directors Stock Option Plan are hereby incorporated by reference (and available through the hyperlink provided above).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

1.	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended by the Form 10-K/A filed on April 29, 2020.

2.	The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

3.	The Registrant’s Current Reports on Form 8-K filed on January 7, 2020 (as amended on Form 8-K/A filed on March 13, 2020), March 31, 2020, April 16, 2020, and May 8, 2020; and

4.

The description of the Common Shares contained in the Registrant’s Registration Statement on Form 8-A (Reg. No. 0-147) and any amendments and reports filed for the purpose of updating that description;

other than the portions of such documents that, by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents that by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.     Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

CRAWFORD UNITED CORPORATION

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012).

4.2	Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 21, 2019).

4.3	Second Amended and Restated Code of Regulations of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 21, 2019).

4.4	Amended and Restated 2013 Omnibus Equity Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 14, 2019).

5.1	Opinion of Calfee, Halter & Griswold LLP (filed herewith).

23.1	Consent of Meaden & Moore, Ltd. (filed herewith).

23.2	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1 of this Registration Statement).

24.1	Power of attorney (included on the signature pages of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 29th day of May, 2020.

CRAWFORD UNITED CORPORATION

By:	/s/ Brian E. Powers
Brian E. Powers
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Crawford United Corporation, hereby severally constitute and appoint Brian E. Powers and Kelly J. Marek, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Crawford United Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of May 29, 2020.

Signature	Title

/s/ Brian E. Powers	Chairman and Chief Executive Officer
Brian E. Powers	(Principal Executive Officer)

/s/ Kelly J. Marek	Chief Financial Officer
Kelly J. Marek	(Principal Financial and Accounting Officer)

/s/ Matthew V. Crawford	Director
Matthew V. Crawford

/s/ Luis E. Jimenez	Director
Luis E. Jimenez

/s/ Steven H. Rosen	Director
Steven H. Rosen

/s/ Kirin M. Smith	Director
Kirin M. Smith